eHealth, Inc. Announces Third Quarter 2022 Results

SANTA CLARA, California — November 7, 2022 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced its financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Overview
$53.4M	$(39.1)M	$(33.1)M
TOTAL REVENUE	GAAP NET LOSS	ADJUSTED EBITDA(1)

$(29.6)M	18% YoY	$785.8M
OPERATING CASH FLOW	MEDICARE ADVANTAGE APPLICATIONS SUBMITTED UNASSISTED ONLINE	COMMISSIONS RECEIVABLE BALANCE

Third Quarter 2022 Highlights
•Third quarter financial results reflect a reduction in member acquisition spending pursuant to our cost transformation plan combined with a significant improvement in Medicare agent productivity.
•Third quarter net cash used in operating activities improved to $29.6 million from $71.0 million in the third quarter of 2021. Net cash used in operating activities for the first nine months of 2022 improved to $8.3 million from $60.3 million in the first nine months of 2021.
•Third quarter Medicare telephonic conversion rates increased over 30% year-over-year reflecting process enhancements in our telesales organization introduced ahead of the AEP.
•We are on track to deliver more than $90 million in total cost savings in 2022 compared to 2021.
•Our omnichannel enrollment platform continues to scale. Online unassisted Medicare Advantage submitted applications grew 18% and partially assisted applications grew 39% year-over-year. The combination of assisted and unassisted online Medicare Advantage applications represented 59% of total submitted Medicare Advantage applications in the third quarter.
•We had $164.7 million in cash, cash equivalents and marketable securities and $785.8 million of total commissions receivable as of September 30, 2022.

CEO Comments
“I began my tenure at eHealth one year ago. Since then, we have assembled a new leadership team and have put in place significant operational improvements across all critical areas of the organization. While we still have work to do, our third quarter results showcase the impact of these efforts. During the quarter, we generated similar Medicare enrollment volumes to a year ago while reducing member acquisition spend by 35% through higher agent productivity and more effective marketing campaigns. We are also pleased with our performance in the first weeks of the Annual Enrollment Period, which to this point reflects another meaningful increase in agent productivity compared to last year.”
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(1)See Non-GAAP Financial Information for definitions of our non-GAAP financial measures.

GAAP — Third Quarter of 2022 Results

(In thousands, except per share amounts)	Q3 2022	Q3 2021
Total revenue	$53,376	$63,914
Total commission revenue	48,977	59,191
Segment revenue
Medicare	45,137	46,381
Individual, Family and Small Business	8,239	17,533
Segment profit (loss)
Medicare	(22,962)	(52,882)
Individual, Family and Small Business	2,688	12,499
Loss from operations	(48,269)	(66,037)
Net loss	(39,149)	(53,014)
Net loss attributable to common stockholders	(46,998)	(59,948)
Diluted net loss attributable to common stockholders per share	(1.72)	(2.24)
Net cash used in operating activities	(29,636)	(71,047)

Total commission revenue for the three months ended September 30, 2022 decreased 17% compared to the same period in 2021 due to a $1.2 million decrease in commission revenue from the Medicare segment and a $9.0 million decrease in commission revenue from the Individual, Family and Small Business segment.

The decrease in commission revenue from the Medicare segment was driven by a 4% decrease in Medicare plan approved members. This was primarily due to a 39% and 20% decrease in Medicare Supplement and Medicare Part D plan approved members, respectively, partially offset by a 3% increase in Medicare Advantage plan approved members compared to the same period in 2021. The decrease in Medicare Supplement and Medicare Part D plan approved members was driven primarily by a shift in consumer demand which now favors Medicare Advantage as well as our targeted deployment of marketing and advertising costs toward Medicare Advantage. The increase in Medicare Advantage approved members was due to an increase in telephonic conversion rates and growth in online unassisted applications.

The decrease in commission revenue from the Individual, Family and Small Business segment was due primarily to $1.8 million in net adjustment revenue from prior period enrollments for the three months ended September 30, 2022 compared to $10.0 million for the same period in 2021, a 41% decrease in individual and family plan approved members and a 26% decrease in ancillary product approved members, partially offset by an increase in constrained lifetime value of commissions per approved individual and family plan member compared to the same period in 2021.

Net cash used in operating activities for the for the three months ended September 30, 2022 was $29.6 million compared to $71.0 million for the same period in 2021, a $41.4 million improvement year-over-year. This improvement represents the initial results of our cost transformation program and significant operational improvements implemented over the past year.

Other revenue decreased $0.3 million during the three months ended September 30, 2022 compared to the same period in 2021 due to a decrease in advertising revenue.

GAAP — Year-to-Date 2022 Results

(In thousands, except per share amounts)	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Total Revenue	$209,035	$294,685
Total Commission Revenue	190,662	276,066
Segment Revenue
Medicare	181,266	240,633
Individual, Family and Small Business	27,769	54,052
Segment Profit (Loss)
Medicare	(63,050)	(46,141)
Individual, Family and Small Business	12,285	38,476
Loss from operations	(133,456)	(92,012)
Net loss	(109,393)	(72,223)
Net loss attributable to common stockholders	(131,986)	(83,636)
Diluted net loss attributable to common stockholders per share	(4.83)	(3.13)
Net cash used in operating activities	(8,290)	(60,321)

Total commission revenue for the nine months ended September 30, 2022 decreased 31% compared to the same period in 2021 due to a $59.5 million decrease in Medicare segment commission revenue and a $25.9 million decrease in Individual, Family and Small Business segment commission revenue.

The decrease in commission revenue from the Medicare segment was due to a 23% decrease in overall Medicare approved members, driven primarily by a decrease in member acquisition spend including marketing and customer care and enrollment, as well as a decline in conversion rates in the first half of 2022 compared to a year ago.

The decrease in commission revenue from the Individual, Family and Small Business segment was primarily due to $4.4 million in net adjustment revenue from prior period enrollments for the nine months ended September 30, 2022 compared to $29.1 million for the same period in 2021, a 34% decrease in individual and family plan approved members, and a 26% decrease in ancillary product approved members.

For the first nine months ended September 30, 2022, net cash used in operating activities was $8.3 million compared to $60.3 million for the same period in 2021, a $52.0 million improvement year-over-year. This improvement represents the initial results of our cost transformation program and significant operational improvements implemented over the past year.

Non-GAAP(1) — Third Quarter of 2022 Results

(In thousands, except per share amounts)	Q3 2022	Q3 2021
Non-GAAP net loss	$(31,914)	$(47,677)
Non-GAAP net loss per diluted share	(1.17)	(1.78)
Adjusted EBITDA	(33,069)	(55,210)
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(1)See Non-GAAP Financial Information for definitions of our non-GAAP financial measures.

Non-GAAP net loss for the third quarter of 2022 was $31.9 million, or $1.17 non-GAAP net loss per diluted share, compared to non-GAAP net loss of $47.7 million, or $1.78 non-GAAP net loss per diluted share, for the same period in 2021. The decrease in non-GAAP net loss was primarily attributable to a 26% decline in non-GAAP operating expense as a result of our transformation initiatives, partially offset by a 16% decrease in total revenue.

Non-GAAP net loss and non-GAAP net loss per diluted share for the third quarter of 2022 were calculated by excluding $4.9 million of paid-in-kind dividends, $2.9 million change in preferred stock redemption value, $5.1 million of stock-based compensation expense, $4.5 million of impairment, restructuring and other charges reflecting primarily $3.4 million in lease impairment related to our shift to a remote-first model and $2.4 million of the income tax effect of these non-GAAP adjustments from GAAP net loss attributable to common stockholders and GAAP net loss attributable to common stockholders per diluted share.

Non-GAAP net loss and non-GAAP net loss per diluted share for the third quarter of 2021 were calculated by excluding $4.6 million of paid-in-kind dividends, $2.4 million change in preferred stock redemption value, $5.2 million of stock-based compensation expense, $0.1 million of amortization of intangible assets, $0.6 million of impairment, restructuring and other charges and $0.6 million of the income tax effect of these non-GAAP adjustments from GAAP net loss attributable to common stockholders and GAAP net loss attributable to common stockholders per diluted share.

Adjusted EBITDA for the third quarter of 2022 increased compared to the same period in 2021 primarily due to a decrease in non-GAAP operating expense as a result of our transformation initiatives, partially offset by a decrease in total revenue.

Non-GAAP(1) — Year-to-Date 2022 Results

(In thousands, except per share amounts)	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Non-GAAP net loss	$(88,946)	$(50,431)
Non-GAAP net loss per diluted share	(3.25)	(1.89)
Adjusted EBITDA	(91,147)	(50,871)
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(1)See Non-GAAP Financial Information for definitions of our non-GAAP financial measures.

Non-GAAP net loss for the nine months ended September 30, 2022 was $88.9 million, or $3.25 non-GAAP net loss per diluted share, compared to non-GAAP net loss of $50.4 million, or $1.89 non-GAAP net loss per diluted share, for the same period in 2021. The increase in non-GAAP net loss was primarily attributable to a decrease in total revenue, partially offset by a 12% decrease in non-GAAP operating expense driven by our transformation initiatives.

Non-GAAP net loss and non-GAAP net loss per diluted share for the nine months ended September 30, 2022 were calculated by excluding $14.4 million of paid-in-kind dividends, $8.2 million change in preferred stock redemption value, $15.9 million of stock-based compensation expense, $10.7 million of impairment, restructuring and other charges and $6.2 million of the income tax effect of these non-GAAP adjustments from GAAP net loss attributable to common stockholders and GAAP net loss attributable to common stockholders per diluted share.

Non-GAAP net loss and non-GAAP net loss per diluted share for the nine months ended September 30, 2021 were calculated by excluding $7.6 million of paid-in-kind dividends, $3.8 million change in preferred stock redemption value, $24.9 million of stock-based compensation expense, $3.0 million of impairment, restructuring and other charges, $0.4 million of amortization of intangible assets and $6.5 million of the income tax effect of these non-GAAP adjustments from GAAP net loss attributable to common stockholders and GAAP net loss attributable to common stockholders per diluted share.

Adjusted EBITDA for the nine months ended September 30, 2022 decreased compared to the same period in 2021 primarily due to a decrease in total revenue, partially offset by a decrease in non-GAAP operating expense due to our transformation initiatives.

Selected Metrics Highlights — Third Quarter of 2022 Results

	Q3 2022	Q3 2021
Approved Members
Medicare	44,890	46,784
Individual and Family	4,859	8,232
New Paying Members
Medicare	42,052	47,626
Individual and Family	5,034	8,143
Online Submission %(1) – Major Medicare(2)	57%	45%
Unassisted Online Submission % – Major Medicare(2)	20%	17%
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(1)Online submission % represents a combination of unassisted and partially agent-assisted online applications.
(2)Major Medicare plans include Medicare Advantage and Medicare Supplement plans.

Medicare approved members decreased 4% in the third quarter of 2022 compared to the third quarter of 2021, due to a decline in Medicare Supplement and Medicare Part D plan approved members, partially offset by a 3% increase in approved Medicare Advantage members. Approved members for individual and family plan products decreased 41% in the third quarter of 2022 compared to the third quarter of 2021, due to a decrease in enrollments in both qualified and non-qualified individual and family plans.

Medicare new paying members decreased 12% in the third quarter of 2022 compared to the third quarter of 2021, due primarily to an overall decline in Medicare approved members. Individual and family plan new paying members decreased 38% in the third quarter of 2022 compared to the third quarter of 2021, due primarily to a decline in approved members for non-qualified and qualified plans.

As our online business continued to scale, the number of unassisted online Major Medicare applications grew 15% in the third quarter of 2022 compared to the third quarter of 2021 primarily driven by enhanced user experience and favorable conversion rates on our ecommerce platform. Our unassisted online application submissions represented 20% of Major Medicare applications in the third quarter of 2022 compared to 17% in the third quarter of 2021.

Selected Metrics Highlights — Year-to-Date 2022 Results

	Nine Months Ended September 30, 2022		Nine Months Ended September 30, 2021
Approved Members
Medicare	200,143		261,136
Individual and Family	19,261		29,019
New Paying Members
Medicare	250,828		317,665
Individual and Family	26,214		34,961
Estimated Membership	1,272,995	(1)	1,270,628	(2)
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(1)As of September 30, 2022.
(2)As of September 30, 2021.

Medicare approved members decreased 23% during the nine months ended September 30, 2022 compared to the same period in 2021 due to a decline in approved members across all Medicare products. The decrease in approved Medicare plan members was driven by a decrease in submitted Medicare Advantage applications due to lower telephonic conversion rates and our decision to reduce our investment in telephonic enrollment growth in 2022. Approved members for individual and family plan products decreased 34% during the nine months ended September 30, 2022 compared to the same period in 2021, driven by a 44% decrease in qualified health plan approved members and a 21% decrease in non-qualified health plan approved members.

Medicare total new paying members declined 21% during the nine months ended September 30, 2022 compared to the same period in 2021, primarily due to a decline in approved Medicare plan members. Individual and family plan new paying members declined 25% during the nine months ended September 30, 2022 compared to the same period in 2021 due to a 23% decrease in new paying members for non-qualified plans and a 28% decrease in new paying members for qualified plans.

Estimated membership was 1,272,995 at the end of the third quarter of 2022, flat compared to estimated membership at the end of the third quarter of 2021, primarily driven by a 3% increase in Medicare estimated membership including a 4% increase in Medicare Advantage estimated membership, substantially offset by a decline in ancillary and individual and family plan estimated membership.

Convertible Preferred Stock

On April 30, 2021, we issued and sold 2.25 million shares of Series A Preferred Stock, par value $0.001 per share, at an aggregate purchase price of $225.0 million to an investment vehicle of H.I.G. Capital in a private placement. This transaction resulted in net proceeds of $214.0 million.

During the three and nine months ended September 30, 2022, we accrued paid-in-kind dividends on the Series A Preferred Stock at 8% per annum equal to $4.9 million and $14.4 million, respectively, and recognized $2.9 million and $8.2 million, respectively, of accretion due to the redemption feature available to H.I.G. Capital at the sixth anniversary of the closing of this transaction. These charges were recorded as a reduction of our retained earnings and had no impact on GAAP net loss, which was $39.1 million and $109.4 million for the three and nine months ended September 30, 2022, respectively. However, as the Series A Preferred Stock is considered a participating security, both of these charges impacted net loss attributable to common stockholders and net loss attributable to common stockholders per diluted share. For the three and nine months ended September 30, 2022, GAAP net loss attributable to common stockholders was $47.0 million, or $1.72 per diluted share and $132.0 million, or $4.83 per diluted share, respectively.

2022 Guidance
Based on information available as of November 7, 2022, we are reiterating guidance for the full year ending December 31, 2022. These expectations are forward-looking statements and we assume no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

The following guidance is for the full year ending December 31, 2022:

•Total revenue is expected to be in the range of $375.0 million to $395.0 million.
•GAAP net loss is expected to be in the range of $115.0 million to $92.0 million.
•Adjusted EBITDA(1) is expected to be in the range of $(73.0) million to $(45.0) million.
•Total cash outflow, excluding the impact of our $70.0 million term loan and associated costs and net securities activities, is expected to be in the range of $110.0 million to $90.0 million.
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(1)	See Non-GAAP Financial Information for definitions of our non-GAAP financial measures.

Webcast and Conference Call Information
A webcast and conference call will be held today, Monday, November 7, 2022 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time. To participate via telephone, please register in advance using this link, https://register.vevent.com/register/BI38fc67b2917a47be9f3a5a8718d2cc3a. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including a dial-in number and a unique registrant ID. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.
eHealth, Inc. (Nasdaq: EHTH) operates a leading health insurance marketplace at eHealth.com and eHealthMedicare.com with technology that provides consumers with health insurance enrollment solutions. Since 1997, we have connected more than eight million members with quality, affordable health insurance, Medicare options, and ancillary plans. Our proprietary marketplace offers Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual, family, small business, and other plans from approximately 200 health insurance carriers across fifty states and the District of Columbia.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding cost savings, our estimates regarding total membership, Medicare, individual and family plan, ancillary products, and small business memberships, our estimates regarding constrained lifetime values of commissions per approved member by product category, our estimates regarding costs per approved member, our estimates regarding cost savings, and our 2022 annual guidance on total revenue, GAAP net loss, adjusted EBITDA, and total cash outflow.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to retain existing members and enroll new members during the annual health care open enrollment period, the Medicare annual enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with health care reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and the resulting impact on our commission revenue; our ability to execute on our growth strategy in the Medicare market; the impact of the COVID-19 pandemic and other public health crises, illness, epidemics or pandemics on our operations, business, financial condition and growth prospects, as well as on the general economy; changes in our management and key employees; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train, retain and ensure the productivity of licensed health insurance agents and other employees; our ability to effectively manage our operations as our business evolves and execute on our transformational plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; reliance on marketing partners; the impact of our direct-to-consumer mail, email, social media, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with H.I.G; our ability to raise additional capital; compliance with insurance, privacy and other laws and regulations; the outcome of litigations in which we are and may from time to time be involved; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of our website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP net income (loss); non-GAAP net income (loss) per diluted share; and adjusted EBITDA.

•Non-GAAP net income (loss) consists of GAAP net income (loss) attributable to common stockholders excluding the following items:
▪paid-in-kind dividends for preferred stock and change in preferred stock redemption value (together "impact from preferred stock"),
▪the effects of expensing stock-based compensation related to stock options and restricted stock units,
▪impairment, restructuring and other charges,
▪amortization of intangible assets,
▪other non-recurring charges (as noted below), and
▪the income tax impact of non-GAAP adjustments.

•Non-GAAP net income (loss) per diluted share consists of GAAP net income (loss) attributable to common stockholder per diluted share excluding the following items:
▪impact from preferred stock per diluted share,
▪the effects of expensing stock-based compensation related to stock options and restricted stock units per diluted share,
▪impairment, restructuring and other charges per diluted share,
▪amortization of intangible assets per diluted share,
▪other non-recurring charges (as noted below) per diluted share, and
▪the income tax impact of non-GAAP adjustments per diluted share.

•Adjusted EBITDA is calculated by excluding the impact from preferred stock, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, impairment charges, restructuring charges, amortization of intangible assets, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss), GAAP net income (loss) attributable to common stockholders and GAAP net income (loss) attributable to common stockholders per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact

Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
2625 Augustine Drive, Suite 150
Santa Clara, CA, 95054
650-210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com
(Tables to Follow)

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$160,258	$81,926
Short-term marketable securities	4,491	41,306
Accounts receivable	1,804	5,750
Contract assets – commissions receivable – current	207,505	254,821
Prepaid expenses and other current assets	21,039	23,784
Total current assets	395,097	407,587
Contract assets – commissions receivable – non-current	578,339	653,441
Property and equipment, net	7,927	12,105
Operating lease right-of-use assets	30,845	37,373
Restricted cash	3,239	3,239
Other assets	36,446	35,547
Total assets	$1,051,893	$1,149,292
Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$6,626	$13,750
Accrued compensation and benefits	14,278	16,458
Accrued marketing expenses	8,209	36,384
Lease liabilities – current	5,988	5,543
Other current liabilities	3,016	3,330
Total current liabilities	38,117	75,465
Long-term debt	65,725	—
Deferred income taxes – non-current	23,589	50,796
Lease liabilities – non-current	31,234	35,826
Other non-current liabilities	4,545	5,094
Total liabilities	163,210	167,181
Convertible preferred stock	255,185	232,592
Stockholders’ equity:
Common stock	40	39
Additional paid-in capital	772,328	755,875
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	61,227	193,213
Accumulated other comprehensive income (loss)	(99)	390
Total stockholders’ equity	$633,498	$749,519
Total liabilities, convertible preferred stock, and stockholders’ equity	$1,051,893	$1,149,292

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Commission	$48,977	$59,191	$190,662	$276,066
Other	4,399	4,723	18,373	18,619
Total revenue	53,376	63,914	209,035	294,685
Operating costs and expenses(1):
Cost of revenue	494	(25)	790	1,217
Marketing and advertising	30,556	43,317	118,973	138,772
Customer care and enrollment	29,398	48,956	100,711	121,480
Technology and content	19,399	20,369	56,842	63,996
General and administrative	17,300	16,640	54,485	57,812
Amortization of intangible assets	—	121	—	416
Impairment, restructuring and other charges	4,498	573	10,690	3,004
Total operating costs and expenses	101,645	129,951	342,491	386,697
Loss from operations	(48,269)	(66,037)	(133,456)	(92,012)
Other income (expense), net	(647)	189	(2,835)	511
Loss before income taxes	(48,916)	(65,848)	(136,291)	(91,501)
Benefit from income taxes	(9,767)	(12,834)	(26,898)	(19,278)
Net loss	(39,149)	(53,014)	(109,393)	(72,223)
Paid-in-kind dividends for preferred stock	(4,933)	(4,561)	(14,420)	(7,643)
Change in preferred stock redemption value	(2,916)	(2,373)	(8,173)	(3,770)
Net loss attributable to common stockholders	$(46,998)	$(59,948)	$(131,986)	$(83,636)

Net loss per share attributable to common stockholders:
Basic and diluted	$(1.72)	$(2.24)	$(4.83)	$(3.13)
Weighted-average number of shares used in per share:
Basic and diluted	27,346	26,786	27,329	26,688
_____________ (1) Includes stock-based compensation expense as follows:
Marketing and advertising	$570	$2,297	$1,311	$6,922
Customer care and enrollment	610	740	1,576	1,901
Technology and content	1,341	2,380	5,012	7,483
General and administrative*	2,623	(183)	8,035	8,575
Total stock-based compensation expense	$5,144	$5,234	$15,934	$24,881
_________

*    Stock-based compensation expense for both for the three and nine months ended September 30, 2021 was impacted by a $4.1 million credit related to forfeited equity awards due to our chief executive officer's separation.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating activities:
Net loss	$(39,149)	$(53,014)	$(109,393)	$(72,223)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	934	1,498	2,971	3,700
Amortization of internally developed software	4,624	3,401	12,714	9,140
Amortization of intangible assets	—	121	—	416
Stock-based compensation expense	5,144	5,234	15,934	24,881
Deferred income taxes	(9,891)	(12,742)	(27,207)	(20,134)
Impairment charges	3,734	—	3,734	—
Other non-cash items	204	129	1,333	908
Changes in operating assets and liabilities:
Accounts receivable	(1,363)	2,229	3,946	493
Contract assets – commissions receivable	15,794	(1,763)	122,410	35,244
Prepaid expenses and other assets	(11,928)	(25,107)	2,728	(20,790)
Accounts payable	793	(5,497)	(7,118)	(26,913)
Accrued compensation and benefits	3,269	3,591	(1,345)	(118)
Accrued marketing expenses	(1,460)	1,122	(28,175)	(6,525)
Deferred revenue	(1,064)	9,184	(284)	10,240
Accrued expenses and other liabilities	723	567	(538)	1,360
Net cash used in operating activities	(29,636)	(71,047)	(8,290)	(60,321)
Investing activities:
Capitalized internal-use software and website development costs	(4,164)	(5,247)	(12,540)	(12,589)
Purchases of property and equipment and other assets	35	(849)	(192)	(3,554)
Purchases of marketable securities	—	(21,156)	(8,402)	(88,967)
Proceeds from redemption and maturities of marketable securities	—	26,774	45,269	68,288
Net cash provided by (used in) investing activities	(4,129)	(478)	24,135	(36,822)
Financing activities:
Proceeds from issuance of preferred stock, net of issuance costs	—	—	—	214,025
Net proceeds from debt financing	—	—	64,862	—
Net proceeds from exercise of common stock options and employee stock purchases	—	1,932	1,054	4,983
Repurchase of shares to satisfy employee tax withholding obligations	(467)	(2,061)	(2,901)	(7,968)
Principal payments in connection with leases	(26)	(50)	(90)	(126)
Net cash provided by (used in) financing activities	(493)	(179)	62,925	210,914
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(225)	(26)	(438)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(34,483)	(71,730)	78,332	113,771
Cash, cash equivalents and restricted cash at beginning of period	197,980	232,614	85,165	47,113
Cash, cash equivalents and restricted cash at end of period	$163,497	$160,884	$163,497	$160,884

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Revenue
Medicare (1)	$45,137	$46,381	(3)%	$181,266	$240,633	(25)%
Individual, Family and Small Business (2)	8,239	17,533	(53)%	27,769	54,052	(49)%
Total revenue	$53,376	$63,914	(16)%	$209,035	$294,685	(29)%
Segment profit (loss)
Medicare(3)	$(22,962)	$(52,882)	57%	$(63,050)	$(46,141)	(37)%
Individual, Family and Small Business(3)	2,688	12,499	(78)%	12,285	38,476	(68)%
Segment loss	(20,274)	(40,383)	50%	(50,765)	(7,665)	(562)%
Corporate (4)	(12,795)	(14,827)	14%	(40,382)	(43,206)	7%
Stock-based compensation expense	(5,144)	(5,234)	2%	(15,934)	(24,881)	36%
Depreciation and amortization	(5,558)	(4,899)	(13)%	(15,685)	(12,840)	(22)%
Amortization of intangible assets	—	(121)	100%	—	(416)	100%
Impairment, restructuring and other charges	(4,498)	(573)	(685)%	(10,690)	(3,004)	(256)%
Other income (expense), net	(647)	189	(442)%	(2,835)	511	(655)%
Loss before income taxes	$(48,916)	$(65,848)	26%	$(136,291)	$(91,501)	(49)%

Segment Information

We evaluate our business performance and manage our operations as two distinct reporting segments:
•Medicare; and
•Individual, Family and Small Business.

(1)
The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, fees for the performance of administrative services and to a lesser extent, amounts from our sale of ancillary products sold to our Medicare-eligible customers, including but not limited to, dental and vision plans, as well as amounts we are paid in connection with our advertising program for marketing and other services.

(2)
The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual, family and small business health insurance plans and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, and short-term insurance. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties the use of our health insurance ecommerce technology, and our delivery and sale to third parties of individual and family health insurance plans leads generated by our ecommerce platforms and our marketing activities.

(3)	Segment profit (loss) is calculated as total revenue for the applicable segment less direct and indirect allocated marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization of intangible assets, impairment, restructuring and other charges.
(4)
Corporate consists of other indirect general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, which are managed in a corporate shared services environment and, because they are not the responsibility of segment operating management, are not allocated to the reportable segments.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE BY PRODUCT
(in thousands, unaudited)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Medicare
Medicare Advantage	$37,454	$36,557	2%	$152,061	$209,224	(27)%
Medicare Supplement	2,534	3,214	(21)%	11,291	15,357	(26)%
Medicare Part D	1,167	1,338	(13)%	2,165	(2,953)	173%
Total Medicare	41,155	41,109	—%	165,517	221,628	(25)%
Individual and Family (1)
Non-Qualified Health Plans	1,991	5,909	(66)%	5,970	20,352	(71)%
Qualified Health Plans	714	2,266	(68)%	2,975	7,204	(59)%
Total Individual and Family	2,705	8,175	(67)%	8,945	27,556	(68)%
Ancillary
Short-term	967	1,370	(29)%	3,287	4,639	(29)%
Dental	715	3,938	(82)%	2,249	9,326	(76)%
Vision	245	642	(62)%	741	1,781	(58)%
Other	674	845	(20)%	1,803	1,901	(5)%
Total Ancillary	2,601	6,795	(62)%	8,080	17,647	(54)%
Small Business	2,640	2,190	21%	8,546	7,703	11%
Commission Bonus and Other	(124)	922	(113)%	(426)	1,532	(128)%
Total Commission Revenue	$48,977	$59,191	(17)%	$190,662	$276,066	(31)%
_______

(1)
We define our Individual and Family plan offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans. Individual and family health insurance plans include both qualified and non-qualified plans. Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are offered through the government-run health insurance exchange in the relevant jurisdiction. Non-qualified health plans are Individual and Family plans that meet the requirements of the Affordable Care Act and are not offered through the exchange in the relevant jurisdiction. Individuals that purchase non-qualified health plans cannot receive a subsidy in connection with the purchase of those plans.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE SUMMARY
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Medicare:
Commission Revenue from Members Approved During the Period	$39,652	$42,698	$173,790	$235,974
Net Commission Revenue from Members Approved in Prior Periods (1)	1,685	(171)	(9,052)	(11,700)
Total Medicare Segment Commission Revenue	41,337	42,527	164,738	224,274
Individual, Family and Small Business:
Commission Revenue from Members Approved During the Period	3,600	4,892	14,254	16,495
Commission Revenue from Renewals of Small Business Members During the Period	2,200	1,744	7,281	6,154
Net Commission Revenue from Members Approved in Prior Periods (1)	1,840	10,028	4,389	29,143
Total Individual, Family and Small Business Segment Commission Revenue	7,640	16,664	25,924	51,792
Total Commission Revenue	$48,977	$59,191	$190,662	$276,066
________

(1)
These amounts reflect our revised estimates of cash collections for certain members approved prior to the relevant reporting period that are recognized as net adjustment revenue within the relevant reporting period. The net adjustment revenue includes both increases in revenue for certain prior period cohorts as well as reductions in revenue for certain prior period cohorts.

The total reductions to revenue from members approved in prior periods were $2.1 million and $3.2 million for the three months ended September 30, 2022 and 2021, respectively, and $15.8 million and $22.6 million for the nine months ended September 30, 2022 and 2021, respectively. These reductions to revenue primarily related to the Medicare segment.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
APPROVED AND NEW PAYING MEMBERSHIP
(unaudited)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Approved Members
Medicare Advantage	37,777	36,836	3%	171,714	222,289	(23)%
Medicare Supplement	2,581	4,258	(39)%	12,229	18,170	(33)%
Medicare Part D	4,532	5,690	(20)%	16,200	20,677	(22)%
Total Medicare	44,890	46,784	(4)%	200,143	261,136	(23)%
Individual and Family	4,859	8,232	(41)%	19,261	29,019	(34)%
Ancillary	17,019	23,084	(26)%	54,255	73,643	(26)%
Small Business	2,436	2,320	5%	6,775	7,856	(14)%
Total Approved Members	69,204	80,420	(14)%	280,434	371,654	(25)%
New Paying Members
Medicare Advantage	35,934	38,193	(6)%	203,053	256,900	(21)%
Medicare Supplement	1,972	3,832	(49)%	11,796	19,145	(38)%
Medicare Part D	4,146	5,601	(26)%	35,979	41,620	(14)%
Total Medicare	42,052	47,626	(12)%	250,828	317,665	(21)%
Individual and Family	5,034	8,143	(38)%	26,214	34,961	(25)%
Ancillary	17,751	24,662	(28)%	58,669	79,356	(26)%
Small Business	1,916	2,230	(14)%	6,921	8,746	(21)%
Total New Paying Members	66,753	82,661	(19)%	342,632	440,728	(22)%
Approved Members
Approved members represent the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the current period. The applications may be submitted in either the current period or prior periods. Not all approved members ultimately become paying members.
New Paying Members
New paying members consist of approved members from the period presented and any periods prior to the period presented from whom we have received an initial commission payment during the period presented.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP
(unaudited)

	As of September 30,		% Change
	2022	2021
Medicare (1)
Medicare Advantage	582,203	559,235	4%
Medicare Supplement	97,829	99,622	(2)%
Medicare Part D	224,542	216,582	4%
Total Medicare	904,574	875,439	3%
Individual and Family(2)	103,262	108,126	(4)%
Ancillary (3)	215,616	241,366	(11)%
Small Business (4)	49,543	45,697	8%
Total Estimated Membership	1,272,995	1,270,628	—%

_____________

(1)
To estimate the number of members on Medicare-related health insurance plans, we take the sum of (i) the number of Medicare members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved Medicare members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine through confirmations from a health insurance carrier that a commission payment is delayed or is inaccurate as of the date of estimation, we adjust the estimated membership to also reflect the number of members for whom we expect to receive or to refund a commission payment. Further, to the extent we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of Medicare members for whom we have received or applied a commission payment during the month of estimation.

(2)	To estimate the number of members on Individual and Family plans, we take the sum of (i) the number of Individual and Family plan ("IFP") members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved IFP members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of IFP members for whom we have received or applied a commission payment during the month of estimation.
(3)
To estimate the number of members on ancillary health insurance plans (such as short-term, dental and vision insurance), we take the sum of (i) the number of ancillary members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved ancillary members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. The one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.

(4)	To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP (Continued)
(unaudited)

Estimated Membership
Estimated membership represents the estimated number of members active as of the date indicated based on the estimation methodology above.
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. If we experience a significant variance in historical membership as compared to our initial estimates, we keep the prior period data consistent with previously reported amounts, while we may provide the updated information in other communications. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. As a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Various circumstances could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINED LIFETIME VALUE OF
COMMISSIONS PER APPROVED MEMBER
(unaudited)

	Three Months Ended September 30,		% Change
	2022	2021
Medicare
Medicare Advantage (1)	$953	$975	(2)%
Medicare Supplement (1)	956	955	—%
Medicare Part D (1)	219	227	(4)%
Individual and Family
Non-Qualified Health Plans (1)	306	254	20%
Qualified Health Plans (1)	289	296	(2)%
Ancillary
Short-term (1)	149	157	(5)%
Dental (1)	100	98	2%
Vision (1)	61	60	2%
Small Business (2)	217	186	17%

Constrained Lifetime Value of Commissions Per Approved Member

(1)
Constrained lifetime value (“LTV”) of commissions per approved member represents commissions estimated to be collected over the estimated life of an approved member’s plan after applying constraints in accordance with our revenue recognition policy. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship. These factors may result in varying values from period to period.

(2)	For small business, the amount represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship and applied constraints. These factors may result in varying values from period to period.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINTS ON LIFETIME VALUE OF
COMMISSIONS PER APPROVED MEMBER
(unaudited)

	Three Months Ended September 30,
	2022	2021
Medicare
Medicare Advantage	7%	7%
Medicare Supplement	9%	9%
Medicare Part D	7%	7%
Individual and Family
Non-Qualified Health Plans	4%	7%
Qualified Health Plans	4%	4%
Certain Ancillary Products
Short-term	20%	20%
Dental	5%	5%
Vision	5%	5%
Other	10%	10%
Small Business	5%	5%

Constraints on Lifetime Value of Commissions Per Approved Member

Constraints are applied to derive LTV of commissions per approved member for revenue recognition in accordance with our revenue recognition policy. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. We evaluate constraints on a quarterly basis for factors affecting our estimate of LTV of commissions per approved member and apply management judgment to determine the constraints based on current trends impacting our business.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
EXPENSE METRICS PER APPROVED MEMBER
(unaudited)

	Three Months Ended September 30,		% Change
	2022	2021
Medicare:
Estimated customer care and enrollment ("CC&E") cost per Medicare Advantage ("MA")-equivalent approved member (1)	$659	$1,099	(40)%
Estimated variable marketing cost per MA-equivalent approved member (1)	554	775	(29)%
Total Medicare estimated cost per approved member	$1,213	$1,874	(35)%
Individual and Family Plan ("IFP"):
Estimated CC&E cost per IFP-equivalent approved member (2)	$173	$119	45%
Estimated variable marketing cost per IFP-equivalent approved member (2)	91	65	40%
Total IFP estimated cost per approved member	$264	$184	43%
_____________

(1)
MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of Accounting Standards Codification 606 – Revenue from Contracts with Customers (“ASC 606”). We calculate the number of approved MA-equivalent members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the period presented.

(2)
IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of approved IFP-equivalent members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.

Expense Metrics Per Approved Member
Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. Variable marketing cost represents direct costs incurred in member acquisition from our direct, marketing partners and online advertising channels. In addition, we incur customer care and enrollment expenses in assisting applicants, including during the enrollment process.

The numerator used to calculate each metric is the portion of the respective operating expenses for marketing and advertising and customer care and enrollment that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all IFP plans including individual and family plans and short-term health insurance (collectively, the “IFP Plans”), respectively. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent members, and for IFP Plans, we call this derived metric IFP-equivalent members. The calculations for MA-equivalent members and for IFP-equivalent members are based on the weighted number of approved members for Medicare Plans and IFP Plans during the period, with the number of approved members adjusted based on the relative LTV of the product they are purchasing. Since the LTV for any product fluctuates from period to period, the weight given to each product was determined based on their relative LTVs at the time of our adoption of ASC 606. Variable marketing costs exclude fixed overhead costs, such as personnel related costs, consulting expenses, facilities and other operating costs allocated to the marketing and advertising department.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP marketing and advertising expense	$30,556	$43,317	$118,973	$138,772
Stock-based compensation expense (1)	(570)	(2,297)	(1,311)	(6,922)
Non-GAAP marketing and advertising expense	$29,986	$41,020	$117,662	$131,850

GAAP customer care and enrollment expense	$29,398	$48,956	$100,711	$121,480
Stock-based compensation expense (1)	(610)	(740)	(1,576)	(1,901)
Non-GAAP customer care and enrollment expense	$28,788	$48,216	$99,135	$119,579

GAAP technology and content expense	$19,399	$20,369	$56,842	$63,996
Stock-based compensation expense (1)	(1,341)	(2,380)	(5,012)	(7,483)
Non-GAAP technology and content expense	$18,058	$17,989	$51,830	$56,513

GAAP general and administrative expense	$17,300	$16,640	$54,485	$57,812
Stock-based compensation expense (1)	(2,623)	183	(8,035)	(8,575)
Non-GAAP general and administrative expense	$14,677	$16,823	$46,450	$49,237

GAAP operating costs and expenses	$101,645	$129,951	$342,491	$386,697
Stock-based compensation expense (1)	(5,144)	(5,234)	(15,934)	(24,881)
Amortization of intangible assets	—	(121)	—	(416)
Impairment, restructuring and other charges	(4,498)	(573)	(10,690)	(3,004)
Non-GAAP operating costs and expenses	$92,003	$124,023	$315,867	$358,396

_______

(1)	Non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based equity awards, and the employee stock purchase plan.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(46,998)	$(59,948)	$(131,986)	$(83,636)
Paid-in-kind dividends for preferred stock	4,933	4,561	14,420	7,643
Change in preferred stock redemption value	2,916	2,373	8,173	3,770
GAAP net loss	(39,149)	(53,014)	(109,393)	(72,223)
Stock-based compensation expense	5,144	5,234	15,934	24,881
Amortization of intangible assets	—	121	—	416
Impairment, restructuring and other charges	4,498	573	10,690	3,004
Tax effect of non-GAAP adjustments	(2,407)	(591)	(6,177)	(6,509)
Non-GAAP net loss	$(31,914)	$(47,677)	$(88,946)	$(50,431)

GAAP net loss attributable to common stockholders per diluted share	$(1.72)	$(2.24)	$(4.83)	$(3.13)
Impact from preferred stock	0.29	0.26	0.83	0.43
Stock-based compensation expense	0.19	0.20	0.58	0.93
Amortization of intangible assets	—	—	—	0.02
Impairment, restructuring and other charges	0.16	0.02	0.39	0.11
Tax effect of non-GAAP adjustments	(0.09)	(0.02)	(0.23)	(0.25)
Non-GAAP net loss per diluted share(2)	$(1.17)	$(1.78)	$(3.25)	$(1.89)

Net loss attributable to common stockholders	$(46,998)	$(59,948)	$(131,986)	$(83,636)
Paid-in-kind dividends for preferred stock	4,933	4,561	14,420	7,643
Change in preferred stock redemption value	2,916	2,373	8,173	3,770
GAAP net loss	(39,149)	(53,014)	(109,393)	(72,223)
Stock-based compensation expense	5,144	5,234	15,934	24,881
Depreciation and amortization	5,558	4,899	15,685	12,840
Amortization of intangible assets	—	121	—	416
Impairment, restructuring and other charges	4,498	573	10,690	3,004
Other (income) expense, net	647	(189)	2,835	(511)
Benefit from income taxes	(9,767)	(12,834)	(26,898)	(19,278)
Adjusted EBITDA	$(33,069)	$(55,210)	$(91,147)	$(50,871)
_______

(1)	See Non-GAAP Financial Information for definitions of our non-GAAP financial measures.
(2)	The sum of components may not equal total amounts due to rounding.

EHEALTH, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GUIDANCE(1)
(in millions, unaudited)

	Full Year 2022 Guidance
	Low	High
GAAP net loss attributable to common stockholders	$(146.0)	$(123.0)
Impact from preferred stock	31.0	31.0
GAAP net loss	(115.0)	(92.0)
Stock-based compensation expense	25.0	25.0
Depreciation and amortization	21.0	21.0
Impairment, restructuring and other charges	13.0	13.0
Amortization of intangible assets	—	—
Other expense, net	4.0	5.0
Benefit from income taxes	(21.0)	(17.0)
Adjusted EBITDA	$(73.0)	$(45.0)
_____________

(1)	See Non-GAAP Financial Information for definitions of our non-GAAP financial measures.